BroadSoft and Casabi, Inc.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(in thousands)

On October 27, 2010, BroadSoft Casabi, LLC, a wholly owned subsidiary of BroadSoft, Inc. (the "Company") acquired substantially all of the assets of Casabi, Inc. used to provide its cloud-based personalized content and messaging applications for approximately $2,070 of cash. The preliminary purchase price was based on management’s initial estimates and currently available information.

The accompanying unaudited condensed pro forma combined financial statements reflect the acquisition using the purchase method of accounting in accordance with U.S. generally accepted accounting principles, or GAAP. The pro forma acquisition adjustments described in Note 3 were based on available information and certain assumptions made by the Company’s management and may be revised as additional information becomes available. Pro forma data is not necessarily indicative of the financial results that would have been attained had the acquisition occurred at the beginning of the periods indicated. As actual adjustments may differ from the pro forma adjustments, the pro forma amounts presented should not be viewed as indicative of operations in future periods. The unaudited condensed pro forma combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the Company may achieve as a result of the acquisition. In addition, deferred taxes are not included since they will not have an impact on the information presented due to the company’s full valuation allowance on deferred tax assets.

The unaudited condensed pro forma combined balance sheet as of September 30, 2010 illustrates the effect of the acquisition of the assets of Casabi as if the acquisition had occurred on such date. The unaudited condensed pro forma combined statement of operations for the year ended December 31, 2009 illustrates the effect of the acquisition of the assets of Casabi as if the acquisition had occurred on January 1, 2009. The unaudited condensed pro forma combined statement of operations for the year ended December 31, 2009 combines the historical financial information of Casabi for the year ended December 31, 2009 and BroadSoft historical financial information for the year ended December 31, 2009. The unaudited condensed pro forma combined statement of operations for the nine months ended September 30, 2010 illustrates the effect of the acquisition of the assets of Casabi as if the acquisition had occurred on January 1, 2009. The unaudited condensed pro forma combined statement of operations for the nine months ended September 30, 2010 combines the historical financial information of Casabi for the nine months ended September 30, 2010 and BroadSoft historical financial information for the nine months ended September 30, 2010. The detailed assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited condensed pro forma combined financial statements, and such assumptions should be reviewed in their entirety.

The pro forma combined financial statements and accompanying notes thereto should be read together with the Company’s historical financial statements as of and for the year ended December 31, 2009 and nine months ended September 30, 2010, included in its filings with the SEC, and Casabi’s historical financial statements as of and for the year ended December 31, 2009 and nine months ended September 30, 2010, included as Exhibit 99.1 to this report.

The unaudited condensed pro forma combined financial statements have been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to the rules and regulations; however, management believes that the disclosures are adequate such that the information presented is not misleading.

BroadSoft, Inc. and Casabi, Inc.

Unaudited Condensed Pro Forma Combined Balance Sheet
As of September 30, 2010
(in thousands, except share and per share data)

	BroadSoft	Casabi	Adjustments		Pro Forma

Assets:
Current assets:
Cash and cash equivalents	$49,488	$1	$(2,131)	(a)
			(1)	(b)	$47,357
Accounts receivable, net of allowance for doubtful accounts	30,611	167	(167)	(b)	30,611
Other current assets	5,152	11	49	(c)
			(88)	(d)	5,124

Total current assets	85,251	179	(2,338)		83,092

Long-term assets:
Property and equipment, net	3,104	151	(10)	(e)	3,245
Restricted cash	1,057	—			1,057
Intangible assets, net	2,592	—	1,231	(f)	3,823
Goodwill	5,537	—	618	(g)	6,155
Other long-term assets	2,039	20	—		2,059

Total long-term assets	14,329	171	1,839		16,339

Total assets	$99,580	$350	$(499)		$99,431

Liabilities, redeemable preferred stock, redeemable convertible preferred stock and stockholders’ equity (deficit):
Current liabilities:
Notes payable and bank loans, current portion	$1,179	$2,210	$(2,122)	(b)
			(88)	(d)	$1,179
Accounts payable and accrued expenses	11,009	468	(468)	(b)	11,009
Deferred revenue, current portion	52,255	382	(382)	(b)	52,255

Total current liabilities	64,443	3,060	(3,060)		64,443
Notes payable and bank loans	1,194	—			1,194
Deferred revenue	2,043	—			2,043
Other long-term liabilities	1,619	1,428	(1,428)	(l)	1,619

Total liabilities	69,299	4,488	(4,488)		69,299

Redeemable convertible preferred stock:
Redeemable convertible preferred stock	—	16,430	(16,430)	(h)	—

Total redeemable convertible preferred stock	—	16,430	(16,430)	—
Stockholders’ equity (deficit):
Stockholders’ equity (deficit):
Preferred stock, $0.01 par value per share; 5,000,000 authorized, no shares issued or outstanding	—	—	—	—
Convertible preferred stock	—	6	(6)	(h)	—
Common stock, par value $0.01 per share; 100,000,000 shares authorized, 24,695,952 shares issued and outstanding	247	4	(4)	(h)	247
Additional paid-in capital	131,419	3,689	(3,689)	(h)	131,419
Accumulated other comprehensive loss	(1,712)	—	—		(1,712)
Accumulated deficit	(99,673)	(24,267)	24,118	(i)	(99,822)

Total stockholders’ equity (deficit)	30,281	(20,568)	20,419		30,132

Total liabilities and stockholders’ equity (deficit)	$99,580	$350	$(499)		$99,431

See the accompanying notes to the unaudited condensed pro forma combined financial statements which are an integral part of these statements.

BroadSoft, Inc. and Casabi, Inc.

Unaudited Condensed Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2010
(in thousands, except share and per share data)

	BroadSoft	Casabi	Adjustments			Pro Forma

Revenue:
Licenses	$32,215	$—	$—			$32,215
Maintenance and professional services*	27,633	2,036	—			29,669

Total revenue	59,848	2,036	—			61,884
Cost of revenue:
Licenses	3,616	—	—			3,616
Maintenance and professional services	10,556	2,000	—			12,556
Amortization of intangibles	571	—	186	(j	)	757

Total cost of revenue	14,743	2,000	186			16,929

Gross profit	45,105	36	(186)			44,955
Operating expenses:
Sales and marketing	22,601	148	—			22,749
Research and development	14,230	589	—			14,819
General and administrative	10,236	627	(104)	(m	)	10,759

Total operating expenses	47,067	1,364	(104)			48,327

Loss from operations	(1,962)	(1,328)	(82)			(3,372)
Other expense (income):
Interest income	(30)	(1)	—			(31)
Interest expense	730	119	(119)	(k	)	730
Other (income) expense	174	(23)	24	(l	)	175

Total other expense	874	95	(95)			874

Loss before income taxes	(2,836)	(1,423)	13			(4,246)
Provision for income taxes	363	—	—			363
Net loss	$(3,199)	$(1,423)	$13			$(4,609)

Net loss per common share:
Basic and diluted	$(0.24)					$(0.34)
Weighted average common shares outstanding:
Basic and diluted	13,369					13,369

* Includes subscription revenue for Casabi.

See the accompanying notes to the unaudited condensed pro forma combined financial statements which are an integral part of these statements.

BroadSoft, Inc. and Casabi, Inc.

Unaudited Condensed Pro Forma Combined Statement of Operations
 For the Year Ended December 31, 2009
(in thousands, except share and per share data)

	BroadSoft	Casabi	Adjustments			Pro Forma

Revenue:
Licenses	$37,942	$—	$—			$37,942
Maintenance and professional services (*)	30,945	2,037	—			32,982

Total revenue	68,887	2,037	—			70,924
Cost of revenue:
Licenses	4,432	—	—			4,432
Maintenance and professional services	12,142	3,119	—			15,261
Amortization of intangibles	800	—	247	(j	)	1,047

Total cost of revenue	17,374	3,119	247			20,740

Gross profit	51,513	(1,082)	(247)			50,184
Operating expenses:
Sales and marketing	28,534	410	—			28,944
Research and development	16,625	1,864	—			18,489
General and administrative	11,405	1,032	—			12,437

Total operating expenses	56,564	3,306	—			59,870

Loss from operations	(5,051)	(4,388)	(247)			(9,686)
Other expense (income):
Interest income	(39)	(24)	—			(63)
Interest expense	1,398	184	(184)	(k	)	1,398
Other (income) expense	110	(88)	96	(l	)	118

Total other expense	1,469	72	(88)			1,453

Loss before income taxes	(6,520)	(4,460)	(159)			(11,139)
Provision for income taxes	1,333	—	—			1,333

Net loss	(7,853)	(4,460)	(159)			(12,472)

Net loss attributable to noncontrolling interest	(4)	—	—			(4)

Net loss attributable to BroadSoft, Inc.	$(7,849)	$(4,460)	$(159)			$(12,468)

Net loss per common share:
Basic and diluted	$(1.25)					$(1.98)
Weighted average common shares outstanding:
Basic and diluted	6,285					6,285

*	Includes subscription revenue for Casabi.

See the accompanying notes to the unaudited condensed pro forma combined financial statements which are an integral part of these statements.

Notes to Unaudited Condensed Pro Forma Combined Financial Information

1.	Basis of Presentation

On October 27, 2010, BroadSoft Casabi, LLC, a wholly owned subsidiary of BroadSoft, Inc. (the "Company") completed the acquisition of substantially all of the assets of Casabi, Inc. As a result of the transaction, the assets of Casabi acquired will be recorded at their respective fair values and added to the Company’s assets.

The acquisition is accounted for under the acquisition method of accounting in accordance with the accounting standards. Under the acquisition method, the total estimated purchase price, or consideration transferred, is measured at the acquisition closing date. The assets of Casabi have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield different results.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated amounts of identifiable assets of Casabi as of the effective date of the acquisition was allocated to goodwill in accordance with the accounting guidance. The purchase price allocation is subject to finalization of the Company’s analysis of the fair value of the assets and liabilities of Casabi as of the acquisition date. Accordingly, the purchase price allocation in the unaudited condensed pro forma combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

For purposes of measuring the estimated fair value of the assets acquired as reflected in the unaudited condensed pro forma combined financial statements, in accordance with the accounting guidance, the Company established a framework for measuring fair values. The accounting guidance defines fair value as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal or most advantageous market for the asset or liability. Additionally, under the accounting guidance, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of Casabi at fair value measures that do not reflect the Company’s intended use of those assets. Use of different estimates and judgments could yield different results.

In accordance with the accounting guidance, acquisition-related transaction costs, such as investment banking, advisory and legal fees are not included as a component of consideration transferred but are required to be expensed as incurred. The unaudited condensed pro forma combined balance sheet reflects the remaining anticipated acquisition-related transaction costs of both companies as a reduction of cash with a corresponding increase in accumulated deficit. These costs are not presented in the unaudited condensed pro forma combined statements of operations because they will not have a continuing impact on the combined results.

2.	Preliminary Purchase Price

The unaudited condensed pro forma combined financial information reflects an estimated purchase price as follows (in thousands):

Cash paid to Casabi and certain creditors to satisfy liabilities at closing	$1,913
Cancellation of indebtedness owed by Casabi to BroadSoft (1)	157

Total estimated purchase price	$2,070

(1)	Of this amount, $88 was outstanding as of September 30, 2010 and $69 was advanced to Casabi after September 30, 2010 and prior to the closing of the transaction.

Notes to Unaudited Condensed Pro Forma Combined Financial Statements — (Continued)

Under the purchase method of accounting, we allocated the total purchase price to the acquired tangible and intangible assets based on their estimated fair values as of the closing date of October 27, 2010. The valuation of the identifiable intangible assets acquired was based on management’s preliminary estimates, currently available information and reasonable and supportable assumptions. These estimates are preliminary as the Company is still in the process of evaluating the various assumptions used in valuing these assets. The tangible long-lived assets were recorded at their estimated fair value, which approximates their carrying value, while the intangible long-lived assets were valued using a discounted cash flow method. The excess of the aggregate estimated purchase price over the estimated fair value of the tangible and intangible assets and liabilities in the amount of approximately $618 was classified as goodwill. The estimated fair value of identifiable intangible assets which are subject to amortization after the acquisition is $1,231.

3.	Pro Forma Adjustments

The pro forma adjustments included in the unaudited condensed pro forma combined financial statements are as follows (dollars in thousands):

(a) Reflects the sum of (i) $1,913 in cash paid to Casabi and certain creditors to satisfy liabilities at closing for which BroadSoft will receive future benefit of $60, (ii) $69 in advances made by BroadSoft to Casabi subsequent to September 30, 2010, which obligation of Casabi was cancelled in connection with the closing of the transaction and (iii) a reduction of cash for expected future transaction costs of $149.

(b) Adjustment to eliminate Casabi assets and liabilities not included in the acquisition and liabilities settled with proceeds at closing.

(c) The adjustment to other current assets reflects the following:

Elimination of other current assets not included in the acquisition	$(11)
Cash paid to a Casabi vendor that will provide to BroadSoft a future benefit	60

$49

(d) Adjustment to eliminate note payable in the amount of $88 owed by Casabi to BroadSoft as of September 30, 2010.

(e) Reflects the adjustment of the carrying value of Casabi’s property and equipment for depreciation subsequent to September 30, 2010.

(f) Reflects the estimated value attributed to identifiable intangible assets, consisting of $25 for trade names, $982 for developed technology and $224 for customer relationships. We can give no assurance that our final determination of values will not materially differ from the amounts presented herein. Any difference in the valuation as compared to the values presented herein will result in a corresponding change to the goodwill recorded as a result of the transaction.

(g) Goodwill is computed as follows:

Purchase price	$2,070
Net tangible assets acquired	(221)
Identifiable intangible assets acquired	(1,231)

Goodwill	$618

Notes to Unaudited Condensed Pro Forma Combined Financial Statements — (Continued)

(h) Reflects the elimination of Casabi historical stockholders’ equity (deficit).

(i) The adjustment to accumulated deficit reflects adjustments for the following:

Eliminate Casabi’s historical accumulated deficit	$24,267
Increase accumulated deficit for anticipated transaction costs	(149)
$24,118

(j) Reflects amortization expense that would have been recorded had the acquisition been completed on January 1, 2009. The $1,231 of identifiable intangible assets are amortizing assets that have been given a useful life of 5 years and were amortized using the straight-line method.

(k) Adjustment to eliminate amortization of debt issuance cost and interest expense related to indebtedness of Casabi that was not acquired.

(l) Adjustment to eliminate Casabi’s warrant liabilities and other income due to changes in the fair value of these warrant liabilities during the periods presented. These warrants of Casabi were cancelled.

(m) Adjustment to eliminate transaction costs for the nine months ended September 30, 2010.